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                                                                   EXHIBIT 10.34

                              CONSULTING AGREEMENT


        THIS AGREEMENT made as of the 21st day of January, 1999, by and between Genesis Microchip Incorporated, (the "Company"), a Nova Scotia company, and Ronald A. Rohrer (the "Consultant"), an individual residing in 2310 Vintage Hill Drive, Durham, North Carolina 27712.

        WHEREAS, the Company desires to obtain the services of Consultant, and the benefits of the Consultant's expertise;

        WHEREAS, Consultant desires to provide part-time consultation services;

        WHEREAS, Consultant agrees and acknowledges that in connection with providing consultation services as set forth herein, it is beneficial and necessary to receive from the Company technical and business information, including trade secrets and confidential information to further common interests;

        WHEREAS, Consultant desires his continued participation in such exchange of information; and

        WHEREAS, this Agreement is necessary for the protection of the Company's legitimate and protectable business interests in its customers, accounts, prospects, proprietary and confidential information.

        NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and other good and valuable consideration, including the disclosure of proprietary and confidential information to the Consultant, the parties hereto, intending legally to be bound, hereby agree as follows:

        1.      OBLIGATIONS OF CONSULTANT.

                (a) Consultant will provide consultation services on such matters as shall be requested by the Company's Board of Directors for up to three days of service each month at times to be determined by Consultant. If the Company's Board of Directors requests any additional days of consulting service in any month, and Consultant provides such additional days of service, Consultant shall be paid for such additional days of service.

                (b) Consultant shall invoice the Company monthly for the days in which consultation services were provided with a minimum invoice guaranteed to Consultant of three days per month.

        2.      OBLIGATIONS OF COMPANY.

                (a) Company will make its existing facilities and support services available to Consultant in performing this Agreement.




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                (b)     In consideration of the services provided under this
Agreement, Company will pay Consultant $7,500 in cash for up to three days of service in any month, plus $2,500 in cash for each additional day of service over three days of service in any month. Payment shall be made to Consultant within 14 days after the Company's receipt of Consultant's invoice. Company and Consultant specifically confirm that this amount reflects the fair market value of such services to this Company.

        3.      CONFIDENTIALITY.

                (a) Consultant acknowledges that, in and as a result of his agreement with the Company, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value, including, without limitation, the Company's trade secrets, products, systems, programs, procedures, manuals, guides (as periodically updated or supplemented), confidential reports and communications (including, without limitation, customer information, technical information on the performance and reliability of the Company's products and services and the development or acquisition of future products or product enhancements by the Company) and lists of customers, as well as the nature and type of the service rendered by the Company and the fees paid by the Company's customers. Consultant further acknowledges that any information and materials received by the Company or Consultant from third parties (as a result of this Agreement) in confidence (or subject to non-disclosure covenants) shall be deemed to be and shall be confidential information within the meaning of this Section 3(a). Consultant covenants and agrees that he shall not, except with the prior written consent of the Board of Directors of the Company, at any time during or following the termination of his Agreement with the Company, directly or indirectly, divulge, use, reveal, report, publish, transfer or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to Consultant as a result of his providing services under this Agreement, including, without limitation, any Proprietary Information, as defined in Section 4 hereof.

                (b) The aforementioned obligation of confidentiality and non-disclosure shall not apply when:

                        (i) Public Domain. The Proprietary Information disclosed to Consultant was in the public domain at the time of disclosure, or at any time after disclosure has become a part of the public domain by publication or otherwise through sources other than Consultant, directly or indirectly, and without fault on the part of Consultant in failing to keep such information confidential; or

                        (ii) Requirement of Law or Order. Disclosure is required by law or court order, provided Consultant gives the Company as much prior written notice of any such disclosure as is reasonably possible; or

                        (iii) Agreement. Disclosure is made with the prior written agreement of the Board of Directors of the Company; or



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                        (iv)    Third Party Disclosure. The Proprietary
Information is lawfully disclosed to Consultant by a third party who is under no obligation of confidentiality to the Company with respect to such information; or

                        (v) Independent Development. Such information is independently developed by Consultant subsequent to the termination of his Agreement with the Company or prior to employment with the Company, as demonstrated by written records of Consultant which are contemporaneously maintained.

        4. DEFINITION OF PROPRIETARY INFORMATION. For purposes of this Agreement, the term "Proprietary Information" shall mean all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectable by copyright) which Consultant receives, receives access to, conceives of or develops, in whole or in part, as a direct or indirect result of his providing services to the Company as set forth in this Agreement, or through the use of any of the Company's facilities or resources:

                (a) Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including, without limitation, the nature and results of research and development activities, technical information on product or program performance and reliability, processes, formulas, techniques, "know-how", source codes, object codes, measurements, weights, designs, drawings and specifications;

                (b) Any manufactured products or components thereof and related goods or systems thereof and any and all future products developed or derived therefrom;

                (c) With respect to the items described in Section 4(b) above, all hardware and software relating to their design or manufacture; all source and object codes to such hardware and software; all specifications, design concepts, documents and manuals; all security systems relating to the product or procedures, including, without limitation, software security systems;

                (d) Trade secrets, production processes, marketing techniques, software programs, marketing plans, formulae, data, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information, pricing strategies and other materials or information relating to the manner in which the Company does business;

                (e) Any other materials or information related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities;

                (f) Any other materials or information that has been created, discovered or developed, or otherwise become known to the Company which has commercial value in the business in which the Company is engaged; and

                (g) All ideas which are derived from or relate to Consultant's access to or knowledge of any of the above-enumerated materials and information.



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        Failure to mark any of the Proprietary Information as confidential shall not affect its status as Proprietary Information under the terms of this Agreement.

        5.      INVENTIONS.

                (a) Consultant hereby assigns to the Company all of Consultant's right, title and interest in any idea (whether or not patentable or protectable by copyright), invention, development or design of computer software program or other computer-related equipment or technology, conceived or developed in whole or in part, or in which Consultant may have aided development, while providing services to the Company, including, without limitation, any Proprietary Information. If any one or more of the aforementioned are deemed in any way to fall within the definition of "work made for hire" as such term is defined in 17 U.S.C. Section 101, such work shall be considered "work made for hire," copyright of which shall be owned solely by, or assigned or transferred completely and exclusively to, the Company. Consultant agrees to execute any instruments and to do all other things reasonably requested by the Company (both during and after termination of this Agreement) in order to more fully vest in the Company all ownership rights in those items thereby transferred by Consultant to the Company. Consultant further agrees to disclose immediately to the Company all Proprietary Information conceived of or developed in whole or in part by him during the term of this Agreement relating to his consulting work with the Company and to assign to the Company any right, title or interest he may have in such Proprietary Information.

                (b) Notwithstanding anything in this Agreement to the contrary, the obligation of Consultant to assign or offer to assign his rights in an invention to the Company shall not extend or apply to an invention that Consultant developed entirely on his own time without using the Company's equipment, supplies, facility or trade secret information unless such invention results from any services provided by Consultant for the Company.

                (c) Consultant shall bear the burden of proof in establishing that his invention qualifies for exclusion under Section 5(b). With respect to Section 5(b) it is agreed and acknowledged that during the term of this Agreement, the Company may enter other lines of business which are related or unrelated to its current lines of business, in which case this Agreement covers such new lines of business.

                (d) Consultant hereby represents and warrants that Consultant has fully disclosed to the Company on Schedule A hereto any idea, invention, improvement, computer software program or other equipment or technology related to the business of the Company ("Inventions or Improvements") not covered in Section 5(a) above which, prior to the date of this Agreement, Consultant conceived of or developed, wholly or in part, and in which Consultant has any right, title or proprietary interest and which is directly related to the Company's business, but which has not been published or filed with the United States Patent or Copyright offices or assigned or transferred to the Company, and which Consultant desires to remove from the operation of this Agreement. If there is no such list on Schedule B, Consultant represents that Consultant has made no such Inventions or Improvements at the time of signing this Agreement or Consultant hereby assigns such Inventions or Improvements to the Company.



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        6.      COVENANT NOT TO COMPETE. It is recognized and understood by the parties hereto that Consultant, through his association with the Company, shall acquire and have access to a considerable amount of knowledge and goodwill with respect to the business of the Company, which knowledge and goodwill is extremely valuable to the Company and which would be extremely detrimental to the Company if used by Consultant to compete with the Company. It is, therefore, understood and agreed by the parties hereto that, because of the nature of the business of the Company, it is necessary to afford fair protection to the Company from such unfair competition by Consultant. Consequently, as a material inducement to the Company to obtain the services of Consultant, Consultant covenants and agrees that at any time during the term of this Agreement, Consultant will not, directly or indirectly, with or through any family member or former director, officer or employee of the Company, or acting alone or as a director, employee, agent, consultant, member of a partnership, firm, corporation or other entity or as a holder of or investor in 5% or more of any security of any class of any corporation or other business entity that competes with the Company:

                (a) perform or provide services for any customer of the Company which are the same or substantially similar to the services performed or provided by Consultant for such customers on behalf of the Company during the term of this Agreement; or


                (b) interfere with, or seek to interfere with, the relationship between the Company and any of the following: (i) any of the employees of the Company; (ii) any of the customers of the Company then existing or existing at any time during the term of this Agreement; or (iii) any of the suppliers of the Company then existing or existing at any time during the term of this Agreement; or

                (c) perform or provide services for any Competing Business (as hereinafter defined) which are the same or substantially similar to the services performed or provided to the Company by Consultant during the term of this Agreement. "Competing Business" means any person, firm or corporation (regardless of the form of organization) offering products or services that compete with products or services offered (or under development) by the Company at any time during the term of this Agreement. With respect to the covenant contained in this Section 6(c), it is acknowledged by Consultant that the Company's competitors are located throughout the World and compete in a worldwide market, and that unfair competition can be prevented only by enforcing this specific covenant on a worldwide basis. This covenant is not intended to prevent Consultant from providing services for such a Competing Business by rendering services unrelated to products or services developed and marketed by the Company or from engaging in noncommercial activities for a college or university.

        7.      REASONABLENESS OF RESTRICTIONS.

                (a) Consultant has carefully read and considered the provisions of Sections 3 through 6 hereof (and has obtained advice of counsel with respect thereto) and, having done so, agrees that the restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, stockholders, investors, and employees. Consultant further acknowledges that the nature of the Company's products and services are such that its natural market is worldwide. Accordingly, Consultant agrees that the length of time,





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geographic
area and any other restrictions contained in this Agreement are reasonable to protect the legitimate interests of the Company and do not unfairly restrict or penalize Consultant.

                (b) In the event that, notwithstanding the foregoing, any part of the covenants set forth in Sections 3 through 6 hereof shall be held to be invalid and unenforceable, the court so deciding shall interpret such provisions in a manner so as to enforce them to the fullest extent of the law.

        8. REMEDY. Consultant understands and agrees that the Company will suffer irreparable harm in the event that Consultant breaches any of his obligations under this Agreement and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, Consultant agrees that, in the event of a breach or threatened breach by Consultant of any of the provisions of this Agreement, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Consultant, or by Consultant's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with Consultant. This remedy, however, shall be cumulative and in addition to any other remedies the Company may have.

        9. SURVIVAL OF COVENANTS. The provisions and covenants set forth in Sections 3, 4, 5, 7 and 8 of this Agreement shall survive the termination of this Agreement.

        10.     TERM AND MODIFICATION.

                (a) This Agreement will be effective commencing September 2, 1998, and will terminate on December 1, 1999.

                (b) Any modification of this Agreement must be in writing and signed by the parties.

        11.     NATURE OF RELATIONSHIP.

                (a) The Company will have no control or direction over the services provided by Consultant and Consultant will perform services hereunder as an independent contractor.

                (b) No employer-employee relationship is created by this Agreement and Consultant will not have any claim against the Company for any vacation pay, sick leave, retirement or Social Security benefits, workers' compensation, disability, unemployment insurance benefits, or any other employee benefits.

                (c) Consultant shall have no authority to bind the Company or to incur obligations or liabilities or act in the name of or on behalf of the Company.

                (d) Consultant shall not assign this Agreement and will not delegate his obligations hereunder without the prior written consent of the Company.






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        12.     ENTIRE AGREEMENT.

        This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties against whom said waiver is sought to be enforced; moreover, no valid waiver of any other provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time nor will it be deemed a valid waiver of such provision at any other time.

        13.     GOVERNING LAW.

        The validity, construction, interpretation and enforceability of this Agreement, and the capacity of the parties shall be determined and governed by the laws of the Province of Nova Scotia without reference to the choice of law provisions of such laws.

        14.     CONFLICTS OF INTEREST.

        The Company understands that Consultant may have made prior commitments, and may be engaged as an employee or consultant by other companies and/or commercial enterprises. Consultant agrees to disclose in writing to the Company all such existing relationships, and the nature of the work he is performing or has agreed to perform under these existing commitments, prior to the signing of this Agreement. A list of these prior agreements is attached hereto as Schedule
B. In any dealing with other companies and/or commercial enterprises, Consultant shall take all steps necessary to protect strictly the confidentiality of the Company and its products in accordance with Section 3 of this Agreement. The Company understands and agrees that during the terms Consultant may be engaged as an employee by the Carnegie Mellon University ("Institution") to perform academic and research duties. Consultant warrants and represents that he is not a party to any existing agreement that would prevent him from entering into and performing his obligations under this Agreement or that would cause the Company to be in violation of any third party's rights. The only employment or consulting agreements with third parties at the time of this Agreement are Consultant's obligations pursuant to the agreements set forth in Schedule B and the Institution's policy statement with respect to outside consulting, and the Institution's intellectual property policy which are attached hereto as Schedules C and D, respectively. Consultant represents that no consent of the Institution is required by him to enter into this Agreement, or that, if such consent of the Institution is required by the Institution, it has been obtained. The Institution shall not be deemed intended a third party beneficiary under this Agreement.

        All inventions under this Agreement (as defined in Section 5) will become the sole property of the Company in accordance with Section 5 hereof unless Consultant has disclosed to the Company in writing, prior to commencement of the project or activity out of which an invention arises, the nature and extent of third party ownership interests therein even if only a possibility. Consultant hereby indemnifies and holds harmless the Company from any losses, damages or liabilities (including attorney's fees) incurred by the Company due to a conflict or dispute of ownership interest or use regarding any invention, which conflicts or dispute arises out of Consultant's breach of this Section 14.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        GENESIS MICROCHIP INCORPORATED


                                        By: /s/ I. Eric Erdman
                                           -------------------------------------



                                        CONSULTANT:


                                        /s/ Ronald A. Rohrer
                                        ----------------------------------------
                                        Ronald A. Rohrer